UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On August 13, 2009, Republic Airways Holdings Inc. (the “Company”) entered into a Second Amended and Restated Investment Agreement with Frontier Airlines Holdings, Inc. (“Holdings”) and Holdings subsidiaries, Frontier Airlines, Inc. and Lynx Aviation, Inc. (the “Agreement”).  In the auction process contemplated by the Agreement, the Company was selected as the winning bidder in Frontier’s bankruptcy case.

A copy of the Agreement is filed herewith as Exhibit 10.1 and a copy of the Company’s press release announcing its selection as the highest and best bidder is filed herewith as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amended and Restated Investment Agreement, dated August 13, 2009, among the Company, Holdings, Frontier Airlines, Inc. and Lynx Aviation, Inc.

99.1	Press Release of the Company.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Joseph P. Allman
Name: Joseph P. Allman
Title: Vice President, Corporate Controller

Dated: August 13, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Investment Agreement, dated August 13, 2009, among the Company, Holdings, Frontier Airlines, Inc. and Lynx Aviation, Inc.

99.1	Press Release of the Company.